Exhibit 1.1

Assured Guaranty US Holdings Inc.

Assured Guaranty Ltd.

Series A Enhanced Junior Subordinated Debentures due 2066

UNDERWRITING AGREEMENT

December 13, 2006

BANC OF AMERICA SECURITIES LLC

9 West 57th Street
New York, NY  10019

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, NY  10005

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

4 World Financial Center

New York, NY  10080

                As Representatives of the several Underwriters

Ladies and Gentlemen:

Assured Guaranty US Holdings Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $150,000,000 aggregate principal amount of its Series A Enhanced Junior Subordinated Debentures due 2066 (the “Debentures”), to be issued under an indenture, dated as of December 1, 2006 (the “Subordinated Indenture”), among the Issuer, Assured Guaranty Ltd., a Bermuda company (the “Guarantor”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, to be dated as of the Closing Date, among the Issuer, the Guarantor, and the Trustee (the “Supplemental Indenture,” and, together with the Subordinated Indenture, the “Indenture”).  Banc of America Securities LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities (as defined herein).

Pursuant to the Indenture, the Guarantor has agreed to fully, irrevocably and unconditionally guarantee, on a subordinated basis (the “Guarantees,” and together with the Debentures, the “Securities”), to each holder of the Debentures and to the Trustee, (1) the full and punctual payment of principal of, premium, if any, interest and any Additional Amounts (as defined in the Indenture) in respect thereof on the Debentures when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture and the Debentures and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture and the Debentures.

In addition, the Issuer and the Guarantor will enter into a Replacement Capital Covenant to be dated December 20, 2006 (the “Replacement Capital Covenant”) (as described in the Disclosure Package and the Prospectus) for the benefit of a specified class of Covered Debtholders (as defined in the Replacement Capital Covenant) pursuant to which the Issuer and the Guarantor will covenant not to redeem, repurchase or purchase, as applicable, the Securities on or before December 15, 2046, unless the Company complies with certain specified conditions.

SECTION 1.  Representations and Warranties.

Each of the Issuer and the Guarantor, jointly and severally, hereby represents, warrants and covenants to each Underwriter as follows:

(a)           Registration Statement and Prospectus.  The Issuer and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-125382), which contains a base prospectus (the “Base Prospectus”), to be used in respect of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Issuer or the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)           Compliance with Registration Requirements.  The Registration Statement has been declared effective by the Commission under the Securities Act.  The Issuer and the Guarantor have complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Issuer and the Guarantor, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), and at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to (i) the Form T-1 Statements of Eligibility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or (ii) statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantor in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8(b) hereof.  There is no contract or other document required to be described in a preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in a preliminary prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in a preliminary prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)           Disclosure Package.  The term “Disclosure Package” shall mean (i) a preliminary prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule B hereto.  As of 4:00 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)           Well-Known Seasoned Issuers.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Issuer and the Guarantor each was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

(e)           The Issuer and the Guarantor Not Ineligible Issuers.  (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Issuer or the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) at the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Issuer and the Guarantor each was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuer or the Guarantor be considered an Ineligible Issuer.

(f)            Issuer Free Writing Prospectuses.  Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Issuer and the Guarantor notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, a preliminary prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, a preliminary prospectus or the Prospectus, the Issuer and the Guarantor have promptly notified or will promptly notify the Representatives and have promptly amended or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)           Distribution of Offering Material.  Neither the Issuer nor the Guarantor have distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule B hereto or the Registration Statement.  The Representatives shall provide notice to the Issuer if the distribution of the Securities has not been completed on the date of Closing Date, and upon such later date as the distribution of the Securities has been completed.

(h)           No Material Adverse Change.  Neither the Guarantor nor any of its subsidiaries (including the Issuer) has sustained since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been any change in the share capital or capital stock, as the case may be, or long-term debt of the Guarantor or any of its subsidiaries (including the Issuer) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial condition, shareholders’ equity, or results of operations of the Guarantor and its subsidiaries (including the Issuer), taken as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus;

(i)            Incorporation and Good Standing of Guarantor.  The Guarantor has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(j)            Incorporation and Good Standing of Subsidiaries.  Each subsidiary (including the Issuer) of the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(k)           Capitalization.  The Guarantor has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of share capital of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of share capital of each subsidiary of the Guarantor (including the Issuer) have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(l)            Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor;

(m)          Authorization of Indenture.  The Indenture has been duly authorized by the Issuer and the Guarantor, has been duly qualified under the Trust Indenture Act and, when executed and delivered by the Issuer and the Guarantor and assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding agreement of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law);

(n)           Authorization of the Securities.  The Debentures and the Guarantees have been duly authorized by the Issuer and the Guarantor, respectively, and, when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Debentures and the Guarantees will constitute legal, valid and binding obligations of the Issuer and the Guarantor, respectively, entitled to the benefits of the Indenture, enforceable against the Issuer and the Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Securities will be in the form contemplated by the Indenture;

(o)           Authorization of Replacement Capital Covenant.  The Replacement Capital Covenant has been duly authorized by the Issuer and the Guarantor, and when executed and delivered by the Issuer and the Guarantor, will constitute a valid and binding obligation of the Issuer and the Guarantor, respectively, enforceable against the Issuer and the Guarantor, as the case may be, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).  The Replacement Capital Covenant will conform in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus;

(p)           Non-Contravention of Existing Agreements;  No Further Authorizations or Approvals Required.  The compliance by the Issuer and the Guarantor with all of the provisions of this Agreement, the Indenture, the Securities and the Replacement Capital Covenant, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Issuer) is a party or by which the Guarantor or any of its subsidiaries (including the Issuer) is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries (including the Issuer) is subject, (ii) the provisions of the Memorandum of Association or the Bye-laws of the Guarantor or the Certificate of Incorporation or the bylaws of the Issuer or (iii) any statute or any rule or regulation or order, judgment or decree of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries (including the Issuer) or any of their respective properties, except, in the case of clauses (i) and (iii) above, for such violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, shareholders’ equity, or results of operations of the Guarantor and its subsidiaries (including the Issuer) taken as a whole (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (“Governmental Authorizations”) is required for the sale of the Securities or the consummation by the Issuer and the Guarantor of the transactions contemplated by this Agreement, the Indenture, the Securities and the Replacement Capital Covenant, except (A) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (B) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by or for the account of the Underwriters;

(q)           Absence of Violations and Defaults.  Neither the Guarantor nor any of its subsidiaries (including the Issuer) is (i) in violation of its Memorandum of Association or Bye-laws or comparable organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(r)            All Necessary Permits, etc.  Each of the Guarantor and its subsidiaries (including the Issuer) possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Disclosure Package and the Prospectus, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending, or to the Issuer’s and the Guarantor’s knowledge, threatened action, suit, proceeding or investigation against or involving the Guarantor and its subsidiaries (including the Issuer), and neither the Issuer nor the Guarantor knows of any reasonable basis for any such action, suit, proceeding or investigation, that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit, except for such revocation, modification, termination, suspension or other material impairment that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(s)           Compliance with Insurance Laws.  Except as described in the Disclosure Package and the Prospectus, each of the Guarantor and its insurance subsidiaries is duly registered, licensed or admitted as an insurer or reinsurer or as an insurance holding company, as the case may be, under applicable insurance holding company statutes or other insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be so registered, licensed or admitted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Prospectus, each of the Guarantor and its insurance subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all insurance regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Prospectus, none of the Guarantor nor any of its insurance subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Guarantor or any of its insurance subsidiaries to conduct its business as currently conducted, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Prospectus, no insurance regulatory authority has issued to the Guarantor or any subsidiary (including the Issuer) any order impairing, restricting or prohibiting (A) the payment of dividends by any of the Guarantor’s subsidiaries (including the Issuer), (B) the making of a distribution on any subsidiary’s (including the Issuer’s) share capital, (C) the repayment to the Guarantor of any loans or advances to any of its subsidiaries (including the Issuer) from the Guarantor, (D) the repayment to the Issuer of any loans or advances to any of its subsidiaries from the Issuer, or (E) the transfer of any of the Guarantor’s subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor (including the Issuer). Each of the Guarantor, the Issuer, Assured Guaranty Re Ltd., Assured Guaranty Re Overseas Ltd., Assured Guaranty Mortgage Insurance Company, Assured Guaranty Corp. and Assured Guaranty (UK) Ltd. maintains its books and records in accordance with all applicable Insurance Laws, except where the failure to so maintain its books and records would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(t)            Bermuda Tax Assurances.  Each of the Guarantor, Assured Guaranty Corp., Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. has received from the

Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax of the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Guarantor, Assured Guaranty Corp., Assured Guaranty Re Ltd. or Assured Guaranty Re Overseas Ltd. or any of the their operations or their shares, debentures or other obligations, until 28 March 2016 (subject to certain provisos expressed in such assurance), and the Guarantor has not received any notification to the effect (and is not otherwise aware) that such assurances may be revoked or otherwise not honored by the Bermuda government;

(u)           Treatment Under the Internal Revenue Code.  The Guarantor and the Issuer do not believe that (1) either the Guarantor or any of its subsidiaries (including the Issuer) currently should be, or upon the sale of the Securities herein contemplated should be, (A) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (B) considered a “foreign personal holding company” as defined in Section 552 of the Code, (C) characterized as a “personal holding company” as defined in Section 542 of the Code, (D) except for the Issuer, Assured Guaranty Financial Products Inc., Assured Guaranty Corp., Assured Guaranty Overseas US Holdings Inc., Assured Guaranty Re Overseas Ltd., Assured Guaranty Risk Assurance Company and Assured Guaranty Mortgage Insurance Company, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code or (E) except for Assured Guaranty Finance Overseas Ltd. and Assured Guaranty (UK) Ltd., characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (2) any U.S. person who owns shares of the Guarantor directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Guarantor or any of its non-U.S. subsidiaries;

(v)           Related Person Insurance Income.  Assured Guaranty Re Ltd. and Assured Guaranty (UK) Ltd. intend to operate in a manner that is intended to ensure that the related person insurance income of each such company does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future;

(w)          Accuracy of Statements.  The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of the Capital Securities,” “Certain Terms of the Replacement Capital Covenant” and “Description of the Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee” insofar as they purport to constitute a summary of the terms of the Securities, the Indenture and the Replacement Capital Covenant, and under the caption “Material U.S. Federal Income Tax Consequences,” and in the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2005, under the captions “Part I—Item 1—Business—Regulation,” and “Part I—Item 3—Legal Proceedings,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are true, accurate and complete in all material respects.  The Indenture, the Securities and this Agreement will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement;

(x)            Internal Controls and Procedures.  The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed by, or under the supervision of, the Guarantor’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting was effective as of the end of the quarter ended September 30, 2006, and there have been no changes in the Guarantor’s internal control over financial reporting since such time and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting;

(y)           No Material Action or Proceeding.  Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries (including the Issuer) is a party or of which any property of the Guarantor or any of its subsidiaries (including the Issuer) is the subject which, if determined adversely to the Guarantor or any of its subsidiaries (including the Issuer), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Guarantor’s and Issuer’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(z)            Not an “Investment Company.”  Neither the Issuer nor the Guarantor is and, after giving effect to the offering and sale of the Securities, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(aa)         No Stamp Duty, Transfer, Excise or Similar Tax.  None of the Underwriters or any subsequent purchasers of the Securities is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Underwriters or to any subsequent purchasers;

(bb)         Bermuda Exempted Companies.  There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to (1) the payment of interest or principal on the Securities by the Issuer or the Guarantor (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (2) the payment of dividends, interest or principal by the any of the Guarantor’s subsidiaries (including the Issuer) to such subsidiary’s parent company. The BMA has designated the Guarantor, Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. (Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. are collectively referred to as the “Bermuda Subsidiaries”) as non-resident for exchange control purposes. Each of the Guarantor and the Bermuda Subsidiaries are “exempted companies” under Bermuda law and have not (A) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (B) acquired and do not hold land by way of lease or tenancy which is acquired for its business and held for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authorization of the Minister of Finance of Bermuda, (C) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (D) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (E) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law. None of the Guarantor or any of the Bermuda Subsidiaries has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Securities, or its status as an “exempted company” under Bermuda law;

(cc)         Independent Accountants.  PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements and the related notes thereto of the Guarantor and its subsidiaries (including the Issuer) are independent public accountants with respect to the Guarantor and the Issuer, as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder;

(dd)         Preparation of the Financial Statements.  The financial statements and schedules of the Guarantor and its subsidiaries (including the Issuer) incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Act; and the supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all materials respects the information required to be stated therein;

(ee)         No Applicable Registration or Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived; and

(ff)           Significant Subsidiaries.  The Issuer, Assured Guaranty Corp., Assured Guaranty Re Ltd., Assured Guaranty Overseas US Holdings Inc. and Assured Guaranty Re Overseas Ltd. are the only significant subsidiaries of the Guarantor as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act.

SECTION 2.  Purchase, Sale and Delivery of the Securities.

(a)  The Issuer agrees to issue and sell to the several Underwriters the Securities upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite their names on Schedule A at a purchase price equal to 98.805% of the principal amount thereof plus accrued interest, if any, from December 20, 2006, to the date of payment and delivery.

(b)  The Closing Date.  Delivery of the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York  10017, at 10:00 A.M. New York City time on December 20,

2006 or such other later date not more than three business days after such date as the Representatives shall designate by notice to the Issuer (the time and date of such closing are called the “Closing Date”).

(c)  Public Offering of the Securities.  The Representatives hereby advise the Issuer that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)  Payment for the Securities.  Payment for the Securities shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Issuer.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Underwriters have agreed to purchase.  The Representatives, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)  Delivery of the Securities.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  Certificates for the Securities shall be in global form and registered in such names and in such denominations as the Representatives may request upon at least forty eight hours’ prior notice to the Issuer.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f)  Delivery of Prospectus to the Underwriters.  Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Issuer and the Guarantor shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3.  Covenants of the Issuer and the Guarantor.

The Issuer and the Guarantor each covenants and agrees with each Underwriter as follows:

(a)  Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Issuer and the Guarantor shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and neither the Issuer nor the Guarantor shall file or use any such proposed amendment or supplement to which the Representatives reasonably object.  The Representatives shall provide notice to the Issuer if the Prospectus Delivery Period has not ended on the date of the Closing Date, and upon such later date as the Prospectus Delivery Period has ended.

(b)  Securities Act Compliance.  After the date of this Agreement, the Issuer and the Guarantor shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Issuer and the Guarantor each shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Issuer and the Guarantor each will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Issuer and the Guarantor each agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Issuer or the Guarantor under such Rule 424(b) were received in a timely manner by the Commission.

(c)  Exchange Act Compliance.  The Issuer and the Guarantor, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(d)  Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuer and the Guarantor agree to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(f) hereof), file with the Commission (and use their best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at their own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)  Final Term Sheet.  The Issuer and the Guarantor will prepare a final term sheet containing solely a description of the Securities, including the price at which the Securities are to be sold to the public, in a form approved by the Representatives and attached hereto as Schedule C, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(f)  Permitted Free Writing Prospectuses.  The Issuer and the Guarantor each represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents that it has not made, and agrees that, unless it obtains the prior written consent of the Issuer and the Guarantor, it will not make, in each case, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Issuer or the Guarantor with the Commission or retained by the Issuer or the Guarantor under Rule 433 of the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuer and the Guarantor each agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Issuer and the Guarantor consent to the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Issuer and the Guarantor contemplated in Section 3(e).

(g)  Copies of the Disclosure Package and the Prospectus.  The Issuer and the Guarantor agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Disclosure Package and the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may request.

(h)  Copies of the Registration Statement.  The Issuer and the Guarantor will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto).

(i)  Blue Sky Compliance.  The Issuer and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Neither the Issuer nor the Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.  The Issuer and the Guarantor will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer and the Guarantor shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j)  Use of Proceeds.  The Issuer and the Guarantor shall apply the net proceeds from the sale of the Securities sold by the Issuer in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k)  Earnings Statement.  As soon as practicable, the Issuer and the Guarantor will make generally available to their security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period beginning with the first fiscal quarter of the Issuer and the Guarantor ending after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(l)  Agreement Not to Offer or Sell Additional Securities.  During the period commencing on the date hereof and ending on the Closing Date, the Issuer and the Guarantor will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities or warrants to purchase or otherwise acquire debt securities, in each case issued or guaranteed by the Guarantor or any of its subsidiaries, including the Issuer, substantially similar to the Securities, other than commercial paper issued in the ordinary course of business, and other than as contemplated by this Agreement with respect to the Securities.

(m)  Future Reports to the Representatives.  During the period of one year hereafter the Issuer and the Guarantor will furnish to the Representatives at 9 West 57th Street, New York, NY 10022: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Issuer and the Guarantor containing the balance sheet of the Issuer and the Guarantor as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Issuer’s and the Guarantor’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Issuer or the Guarantor with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Issuer or the Guarantor mailed generally to holders of its capital stock; provided that no such reports need be furnished to the extent they are filed with the Commission and available through the Commission’s EDGAR website.

(n)  No Manipulation of Price.  Neither the Issuer nor the Guarantor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Issuer or the Guarantor to facilitate the sale or resale of the Securities.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Issuer or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.  Payment of Expenses.  The Issuer and the Guarantor, jointly and severally, agree to pay in such proportions as they may agree among themselves all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Issuer’s and the Guarantor’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Issuer, the Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Securities, (viii) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Securities, except that the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, will each pay 50% of the cost of privately chartered airplanes used for such purposes and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.  Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantor set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the accuracy of the statements of the Issuer and the Guarantor made in any certificates pursuant to the provisions hereof, to the timely performance by the Issuer and the Guarantor of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Issuer and the Guarantor, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(b)  Compliance with Registration Requirements; No Stop Order.  For the period from the Execution Time to the Closing Date:

(i)  the Issuer and the Guarantor shall have filed any preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Issuer and the Guarantor shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii)  the Final Term Sheet, and any other material required to be filed by the Issuer or the Guarantor pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii)  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c)  No Material Adverse Change or Ratings Agency Change.  For the period from the Execution Time to the Closing Date:

(i)  in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii)  there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus; and

(iii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of or guaranteed by the Issuer or the Guarantor or any of their subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)  Opinion of Counsel for the Issuer and the Guarantor.  On the Closing Date, the Underwriters shall have received a favorable opinion from each of the following, dated as of the Closing Date:

(i)            Mayer, Brown, Rowe & Maw LLP, counsel for the Issuer and the Guarantor, the form of which opinion is attached as Exhibit A;

(ii)           James Michener, Esq., general counsel of the Issuer and the Guarantor, the form of which opinion is attached as Exhibit B; and,

(iii)          Conyers Dill & Pearman, special Bermuda counsel for the Guarantor, the form of which opinion is attached as Exhibit C.

(e)  Opinion of Counsel for the Underwriters.  On the Closing Date, the Underwriters shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Issuer and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)  Officers’ Certificate.  On the Closing Date, the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Issuer and the Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Issuer and the Guarantor, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, the Disclosure Package and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

(i)  for the period from the Execution Time to the Closing Date, there has not occurred any Material Adverse Change;

(ii)  the representations, warranties and covenants of the Issuer and the Guarantor set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)  the Issuer and the Guarantor have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)  Bring-down Comfort Letter.  On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Issuer and the Guarantor, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h)  Additional Documents.  On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuer and the Guarantor at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 17 shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or, Section 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer or the Guarantor to perform any agreement herein or to comply with any provision hereof, the Issuer and the Guarantor agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.  Effectiveness of this Agreement.  This Agreement shall not become effective until the later of (i) the Execution Time and (ii) notification by the Commission to the Issuer and the Guarantor and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Issuer or the Guarantor to any Underwriter, except that the Issuer and the Guarantor shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) of any Underwriter to the Issuer or the Guarantor.

SECTION 8.  Indemnification.

(a)  Indemnification of the Underwriters.  The Issuer and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the information contained in the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer and the Guarantor may otherwise have.

(b)  Indemnification of the Issuer, the Guarantor, their Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantor, each of its directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, the Guarantor, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by any Underwriter through the Representatives expressly for use therein; and to reimburse the Issuer, the Guarantor, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Issuer, the Guarantor, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Issuer and the Guarantor hereby acknowledge that the only information that the Underwriters have furnished to them through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third paragraph, in the third sentence of the seventh paragraph and in the eighth paragraph under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless:  (i) the employment of such counsel has been specifically authorized by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred).

(d)  Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9.  Contribution.  If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Issuer and the Guarantor, each officer of the Issuer and the Guarantor who signed the Registration Statement and each person, if any, who controls the Issuer and the Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer and the Guarantor.

SECTION 10.  Default of One or More of the Several Underwriters.  If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of the Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8, Section 9 and Section 17 shall at all times be effective and shall survive such termination.  In any such case either the Representatives or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.  Termination of this Agreement.  Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Issuer and the Guarantor if at any time (i) trading or quotation in any of the Issuer’s or the Guarantor’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Issuer or the Guarantor to any Underwriter, except that the Issuer and the Guarantor shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Issuer or the Guarantor.

SECTION 12.  No Advisory or Fiduciary Responsibility.  The Issuer and the Guarantor acknowledge and agree that (i) the purchase and issuance of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuer or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuer or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Guarantor on other matters) or any other obligation to the Issuer or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Issuer and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuer and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Guarantor, in connection with such transaction or the process leading thereto.

SECTION 13.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantor, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter or any person controlling any Underwriter, or the Issuer or the Guarantor, the officers or employees of the Issuer or the Guarantor, or any person controlling the Issuer or the Guarantor, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 14.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC
40 West 57th Street
NY1-040-27-03
New York,  NY  10019
Facsimile:  (646) 313-4803
Attention:  High Grade Transaction Management/Legal

If to the Issuer:

Assured Guaranty US Holdings Inc.
1325 Avenue of the Americas
New York, NY  10019
Facsimile:  (212) 445-8701
Attention:  General Counsel

If to the Guarantor:

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton, HM 08 Bermuda
Facsimile:  (441) 296-1083
Attention:  General Counsel

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Issuer, the Guarantor, their directors, any person who controls the Issuer or the Guarantor within the meaning of the Securities Act and the Exchange Act and any officer of the Issuer or the Guarantor who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent  provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

SECTION 16.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a)  Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan  (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Guarantor has irrevocably appointed the Issuer, 1325 Avenue of the Americas, New York, New York 10019, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b)  Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuer and the Guarantor, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer and the Guarantor the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ASSURED GUARANTY US HOLDINGS INC.

By:
Name:
Title:

ASSURED GUARANTY LTD.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

Banc of America Securities LLC

By:
Name:
Title:

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

SCHEDULE A

Underwriters	Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$75,000,000
Deutsche Bank Securities Inc.	22,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	22,500,000
Citigroup Global Markets Inc.	10,000,000
J.P. Morgan Securities Inc.	10,000,000
Wachovia Capital Markets LLC	10,000,000

Total	$150,000,000

SCHEDULE B

SCHEDULE OF ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet, dated December 13, 2006

SCHEDULE C

[Form of Final Term Sheet]

Assured Guaranty US Holdings Inc.
$150,000,000
Series A Enhanced Junior Subordinated Debentures due 2066
Fully and Unconditionally Guaranteed by
Assured Guaranty Ltd.

Final Term Sheet
Dated: December 13, 2006

Issuer:	Assured Guaranty US Holdings Inc.
Guarantor:	Assured Guaranty Ltd. (on a subordinated basis to the extent described in the prospectus)
Principal Amount Offered:	$150,000,000
Security:	6.400% Series A Enhanced Junior Subordinated Debentures due 2066 (the “Capital Securities”)
Ratings:	Moody’s: A3 (Stable); S&P: A- (Stable); Fitch: A (Stable)
Final Maturity Date:	December 15, 2066
Interest During Fixed Rate Period:	From Settlement Date to, but not including, December 15, 2016, at the annual rate of 6.400%, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2007
Interest During Floating Rate Period:

From, and including, December 15, 2016 to maturity at a floating rate based on the 3-month LIBOR Rate plus 238 basis points, reset quarterly, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2017

Trade Date:	December 13, 2006
Settlement Date:	December 20, 2006 (T+5)
Benchmark Treasury:	4.625% UST due November 15, 2016
Treasury Price:	100-12
Treasury Yield:	4.577%
Reoffer Spread to Treasury:	1.850%

Reoffer Issue Yield:	6.427%
Issue Price to Investors:	99.805%
Gross Proceeds:	$149,707,500
Denominations	$2,000 x $1,000
Optional Redemption:

Subject to the replacement capital covenant, the Capital Securities may be redeemed in whole or in part, at any time, on or after December 15, 2016, at the cash redemption price of 100% of the principal amount of the Capital Securities to be redeemed, plus accrued and unpaid interest, together with any compounded interest, on such capital securities to the date of redemption (the “par redemption amount”). However, if the Capital Securities are not redeemed in whole, the Issuer may not effect such redemption unless at least $50 million aggregate principal amount of the Capital Securities, excluding any Capital Securities held by the Issuer or any of its affiliates, remains outstanding after giving effect to such redemption.

The Issuer may redeem the Capital Securities prior to December 15, 2016, in whole but not in part, at a price equal to the greater of (i) the par redemption amount and (ii) the applicable make-whole redemption amount.

Make-Whole Rate:	Greater of par and discounted present value of Treasury plus 30 basis points.
Make-Whole Call for Tax or Rating Agency Event:	Greater of par and discounted present value of Treasury plus 50 basis points.
Replacement Capital Covenant:

The Issuer and the Guarantor will covenant that the Capital Securities will not be redeemed, repurchased or purchased on or before December 15, 2046, unless, they have received a specified amount of proceeds from the sale of “Qualifying Securities” that have equity-like characteristics that are the same as, or more equity-like than, the equity credit of the Capital Securities at the time of redemption, repurchase or purchase.

Optional Deferral:	The Issuer may elect at one or more times to defer payment of interest for one or more consecutive periods for up to ten years. The Issuer may not defer interest past the maturity date.
Sole Structuring Advisor and Joint Bookrunner:	Banc of America Securities LLC
Joint Bookrunners:	Deutsche Bank Securities Inc. Merrill Lynch, Pierce Fenner & Smith Incorporated
CUSIP	04622D AA 9

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free 1-800-294-1322 or emailing Banc of America Securities LLC at dg.prospectus_distribution@bofasecurities.com, calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, or calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408.